UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 27, 2017 (September 25, 2017)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2017, the Board of Directors of Steel Dynamics, Inc. (the “Company”), approved an amendment of the Company’s Bylaws, to provide stockholders with authority, in addition to the power now existing solely in the Board of Directors, to make, alter, change or repeal the Company’s Bylaws. Effectiveness of the newly approved Bylaws amendment, however, will require stockholder approval and adoption of a conforming amendment of the Company’s Articles of Incorporation.

Accordingly, the Board also agreed to recommend to stockholders at the Company’s 2018 Annual Meeting of Stockholders, that the Company’s Articles of Incorporation be amended to provide stockholders with authority, in addition to the power now existing solely in the Board of Directors, to make, alter, change or repeal the Company’s Bylaws.

The Board of Directors approved the following amendment and replacement of Article XI of the Company’s existing Bylaws, to be effective immediately upon approval and adoption by stockholders at the Company’s 2018 Annual Meeting of Stockholders of a conforming amendment to Article VII of the Company’s Articles of Incorporation.

As amended, Article XI of the Bylaws, now reads as follows:

“ARTICLE XI

Except only as may be otherwise expressly provided in the Articles of Incorporation or by the Indiana Business Corporation Law, these Bylaws may be made, altered, changed or repealed by either: (a) the Board of Directors, by the affirmative vote of a majority of the entire number of directors, or (b) the stockholders, by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding shares entitled to vote thereon, at a meeting of the stockholders called, in whole or in part, for that purpose.”

Further, because Indiana corporation law vests sole authority in a company’s board of directors to amend bylaws, unless the articles of incorporation otherwise provide, and because stockholder approval is required in order to amend a company’s articles of incorporation, the following proposal and recommendation for approval and adoption will be made at the 2018 Annual Meeting of Stockholders: that Article VII of the Company’s Articles of Incorporation be amended and replaced by the following revised Article VII:

“ARTICLE VII

AMENDMENT OF ARTICLES OR BYLAWS

Section 1. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute or by these Amended and Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to that reservation.

Section 2. Amendment of Bylaws. The Corporation’s Bylaws may be made, altered, changed or repealed by action of either: (a) the Board of Directors, acting by the affirmative vote of a majority of the entire number of directors, or (b) the stockholders, acting by the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of the outstanding shares entitled to vote thereon, at a meeting of the stockholders called, in whole or in part, for that purpose.”

Accordingly, effectiveness of the foregoing Bylaws amendment will be delayed pending approval and adoption by the Company’s stockholders of the foregoing enabling amendment of the Company’s Articles of Incorporation.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed with this report:

Exhibit Number	Description

3.2c	Amendment replacing Article XI of the Amended and Restated Bylaws of Steel Dynamics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler

Date: September 27, 2017	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer